Limited Liability Company Agreement

OF

Equity Participation LLC

A Delaware Limited Liability Company

LIMITED LIABILITY COMPANY AGREEMENT
Equity participation llc

a Delaware Limited Liability Company

THIS LIMITED LIABILITY COMPANY AGREEMENT of Equity Participation LLC (the “Company”) is effective dated March 11, 2013 (the “Effective Date”), by and between those Persons listed on Exhibit A attached hereto and any other Persons who become members of the Company, (collectively the “Members”). Certain terms used in this Agreement shall have the meanings given by Article 16.

ARTICLE 1

FORMATION AND TERM

1.1 Formation. The Company was formed pursuant to the filing of a Certificate of Formation on March 6, 2013 reflecting such items as are required under the Act in the Office of the Secretary of State of the State of Delaware. In the event of any inconsistency between the Certificate of Formation and this Agreement, the terms of this Agreement shall govern. NexCore Group LP, a Delaware limited partnership (“NexCore Group”) and NexCore Development LLC, a Delaware limited liability company (“NexCore Development”) have agreed to transfer interests in NexCore Development, constituting profits interests within the meaning of Rev. Procs. 93-27 and 2001-43 to certain employees in exchange for past, present and future services. The employees entitled to receive such interests have formed the Company and have requested NexCore Development to issue the profits interests, otherwise due to them, directly to the Company as their agents and nominee. Such employees shall continue to perform services on behalf of NexCore Group in their individual capacities. Upon the signing and delivery of this Limited Liability Company Agreement, it shall be the sole governing document for the Company and all prior limited liability company operating agreements and amendments thereto are hereby superseded.

1.2 Issuance of Profits Interests. As of the Effective Date, NexCore Development has issued to the Company an interest designated as a Profits Interest which is intended to constitute a “profits interest” within the meaning of Rev. Proc. 93-27 and Rev. Proc. 2001-43, in connection with past, present and/or future services performed or to be performed by Members on behalf of NexCore Group, NexCore Real Estate LLC, a Delaware limited liability company (“NexCore Real Estate”) and NexCore Development. The Company is not required to make any Capital Contribution to NexCore Development with respect thereto and is not receiving any credit to its capital account in connection with the issuance of such interest. Simultaneously, the Company hereby issues to the Members (employees) Company Interests designated as Profits Interests which are intended to constitute a “profits interest” within the meaning of Rev. Proc. 93-27 and Rev. Proc. 2001-43 in exchange for past, present and future services performed or to be performed on behalf of NexCore Group, NexCore Real Estate and NexCore Development.

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The Members shall not be required to make any Capital Contributions with respect thereto and shall not receive any credit to their respective Capital Accounts in connection with the issuance of the Company Interests. Although Company does not assure or guarantee any income tax result upon the issuance of the profits interest, the profits interest is issued with the intention of complying with the definition of the term “profits interest” contained in Internal Revenue Service Procedures 93-27 and 2001-43. Therefore, the Members hereby acknowledge and agree that if NexCore Development’s assets were sold at fair market value and the proceeds distributed in complete liquidation as of the Effective Date, the Company and the Members as the recipients of the profits interests would not be entitled to receive any share of liquidation proceeds with respect thereto. The Members will be entitled to share in the future appreciation in the fair market value of NexCore Development’s assets and the income arising after issuance of the Company Interests in accordance with the Members’ Percentage Interests as set forth in this Agreement. If it is ever finally determined for federal income tax purposes that the Company Interests transferred to the Members are capital interests rather than profits interests within the meaning of Rev. Proc. 93-27 and 2001-43, then any income tax deduction resulting therefrom shall be allocated one hundred percent (100%) to the Members, notwithstanding anything or any other provision in this Agreement to the contrary.

1.3 Agreement. The parties expressly agree and intend that this Agreement, as amended, be the sole source of agreement of the parties, and, except to the extent a provision of this Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Treasury Regulations promulgated thereunder or is prohibited or ineffective under the Act, this Agreement shall govern and control.

1.4 Term. The Company has commenced on the date of filing of the Certificate of Formation. The business of the Company shall continue uninterrupted from such date until terminated under the terms and provisions of Article 14.

ARTICLE 2

NAME, PRINCIPAL PLACE OF BUSINESS, REGISTERED OFFICE AND REGISTERED AGENT

The name of the Company is Equity Participation LLC. The place of business of the Company shall be located at 1621 18th Street, Suite 250, Denver, Colorado 80202, or such other location as may be selected by the Manager. Until its successor is appointed or it resigns, National Registered Agents, Inc. shall act as registered agent for service of process on the Company in Delaware, and the registered office shall be located at 160 Greentree Drive, Suite 101, Dover, Delaware 19904.

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article 3

PURPOSES

3.1 Company Purpose. The sole purpose of the Company shall be to hold, as a nominee on behalf of the Members, the profits interests in NexCore Development and the Company shall not engage in any other business purpose or activities without the consent of all of the Members. NexCore Development is engaged in the development, construction, ownership, management, and related activities of medical office buildings or other healthcare related projects.

The Percentage Interest of each Member shall vary and be determined on a Project-by-Project basis and set forth on Exhibit A. The Manager, upon consultation with the board of directors of NexCore Healthcare Capital Corp (the “NXCR Board”), shall establish the identity of holders of the Percentage Interests for each Project, including the admission of new Members, as of or before the date a Project breaks ground and shall attach a schedule to this Agreement for each Project containing the information set forth in Exhibit A. Once the Percentage Interests for a given Project are established, the Percentage Interests shall not be modified except as otherwise specifically set forth in this Agreement, including Article 11 and Section 12.3.

article 4

MAINTENANCE OF BOOKS, RECORDS, REPORTS AND ACCOUNTS; TAX RETURNS; BANK ACCOUNTS

4.1 Books of Account. At all times the Company shall maintain or cause to be maintained true and proper books, records, reports, and accounts on the accrual basis in accordance with generally accepted accounting principles in which shall be entered fully and accurately all transactions of the Company.

4.2 Location of Books. The Company shall keep at the Company’s principal place of business in Colorado the books and records of the Company, including: (a) a current list of the full name and last known mailing address of each Member set forth in alphabetical order; (b) a copy of the Certificate of Formation and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed; (c) copies of the Company’s federal, state and local income tax returns and reports, if any, for the three most recent taxable years of the Company; (d) copies of the Agreement and any amendments thereto; (e) the accounting books and records, and copies of the financial statements of the Company, for the three most recent taxable years of the Company; (f) all documents and records pertaining to the Company, its assets and other aspects of the Company business; and (g) any and all documents and records required to be maintained by the Company pursuant to the Act.

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4.3 Inspection of Records. All books, records, reports, and accounts shall be open to inspection by any Member or his, her or its duly authorized representative on reasonable notice, at any reasonable time during business hours, and such Member or representative shall have the further right to make copies or excerpts therefrom, so long as such inspection or duplication does not materially interfere with the duties of any Company employee or agent and the cost thereof is borne by such Member. Further, the Members shall have the right to obtain from the Manager from time to time upon reasonable demand:

a.                   true and full information regarding the state of the business and financial condition of the Company and any other information regarding the affairs of the Company; and

b.                  promptly after becoming available, a copy of the Company’s federal, state and local returns of income for each year.

Further, the Members have the right to have a formal accounting of Company affairs whenever circumstances render it just and reasonable.

4.4 Reports.

a. Preparation of Reports. The Company’s accounting books shall be closed annually, and annual financial statements shall be compiled, reviewed, or audited by the Company’s accountants. The financial statements shall include a balance sheet, a statement of Company profits and losses, a statement of cash flow, a statement of each Member’s Capital Account and such other supporting statements as the Manager may deem appropriate. The financial statements shall be prepared on a basis generally consistent with accrual based accounting principles. Neither the Company nor the Manager shall be obligated to cause any financial statements of the Company to be audited by any party.

b. Reports to Members. As soon as reasonably practicable following the end of each calendar year, the Manager shall mail to each Person who was a Member at any time during the prior taxable year of the Company: (i) a true and correct photocopy of the financial statements referred to in Section 4.4(a); (ii) all tax information relating to the Company which is necessary for the preparation of such Person’s federal, state and local income tax returns, including Schedule K-1; and (iii) any other information regarding the Company and its operations during the prior taxable year of the Company which is material or significant to such Person and has been requested by such Person in writing.

4.5 Tax Returns. The Manager shall cause to be prepared, signed and filed all federal, state and local tax returns required to be filed by the Company.

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4.6 Tax Matters Partner.

a. Designation. Gregory C. Venn is hereby designated the Tax Matters Partner. The Manager may designate a new or replacement Tax Matters Partner.

b. Communications. The Tax Matters Partner shall, within ten (10) days of receipt thereof, forward to each Member a photocopy of any correspondence relating to the Company received from the Internal Revenue Service. The Tax Matters Partner shall, within ten (10) days thereof, advise each Member in writing of the substance of any conversation held with any representative of the Internal Revenue Service.

c. Accountants and Lawyers. Any reasonable costs incurred by the Tax Matters Partner, including for retaining accountants and/or lawyers, on behalf of the Company in connection with any Internal Revenue Service audit of the Company shall be expenses of the Company.

4.7 Use of Service Providers. The Manager shall be permitted on behalf of the Company and at the Company’s expense to engage the services of one or more asset managers or other service providers to prepare and maintain the Company’s books and records required to be prepared and maintained hereunder, to oversee and supervise the preparation and distribution of the reports required to be prepared and distributed hereunder, and to oversee and supervise the preparation and filing by the Company’s accountants of the tax returns required to be prepared and filed hereunder. Any such service provider may be hired on such terms as the Manager considers advisable, and may be an Affiliate of the Manager or any Member provided that the terms of such engagement are substantially comparable to those generally available from non-related service providers for the same services.

4.8 Custody of Company Funds; Bank Accounts.

a. Safekeeping. The Manager shall have responsibility for the safekeeping and use of all funds and assets of the Company. The funds of the Company shall be used exclusively with respect to the Company. The funds of the Company shall not be commingled with the funds of any other Person, and the Manager shall not employ, or permit any other Person to employ, such funds in any manner except for the benefit of the Company.

b. Deposits. All funds of the Company not otherwise invested shall be deposited in one or more funds, certificates, accounts or other media of investment in the name of the Company maintained in such banking institutions as the Manager shall determine in its sole discretion, and withdrawals shall be made only in the regular course of the Company business on such signature or signatures as the Manager may, from time to time, determine, in its sole discretion.

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ARTICLE 5

COMPANY CAPITAL

5.1 Capital Accounts. A separate Capital Account shall be maintained for each Member in accordance with the rules of Code Section 704, Treasury Regulation Section 1.704-1(b)(2)(iv) and Section 16.7 herein. As of the Effective Date, the beginning Capital Account of each Member is zero (0) and the Members shall not be required to make an initial Capital Contribution.

5.2 Additional Capital Contribution. The Manager may from time to time, without any requirement of approval by the Members, call for additional contributions of cash (“Additional Capital Contributions”) to be made by the Members on an equitable basis as reasonably determined by the Manager to fund the payment of accounting, tax and other out-of-pocket costs incurred or to be incurred by the Company.

ARTICLE 6

DISTRIBUTIONS

6.1 Cash Available For Distribution. All Cash Available for Distribution from a given Project shall be distributed to the Members holding Percentage Interests in such Project monthly, in accordance with their Percentage Interests.

6.2 Distributions in Kind. No Member shall have any right to demand or receive any distributions from the Company in any form other than cash, but the Company (or the Liquidating Member, in the case of distributions in liquidation) may make distributions in kind and may compel any Member to accept a distribution in kind, including the distribution of a percentage of an asset which percentage is different from the Member’s Percentage Interest.

6.3 Priority and Return of Capital. as specifically provided for in this Agreement, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Profits, Losses or distributions; provided that this Section shall not apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.

6.4 Limitation Upon Distributions. No distribution of Cash Available From Operations or Cash Available From Capital Transactions or other Company property shall be declared and paid unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company, except liabilities to Members on account of their Capital Contributions.

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6.5 Advances. All distributions which, when made, exceed the recipient Member’s adjusted basis for federal income tax purposes in that Member’s Company Interest shall be considered advances or drawings against the Member’s distributive share of taxable income or gain. To the extent it is determined at the end of the taxable year that the recipient Member has not been allocated taxable income or gain that equals or exceeds the total of such advances or drawings for such taxable year, such Member shall have the option (but no obligation) of recontributing any such excess advances or drawings to the Company. Any advance or drawings which are recontributed by a Member pursuant to this Section 6.6, shall be redistributed to such Member either at the option of such Member or at such time that such distribution will not exceed such Member’s basis in his, her or its Company Interest.

ARTICLE 7

ALLOCATION OF PROFITS AND LOSSES

7.1 Profits, Losses and Distributive Shares of Tax Items.

a. Allocation of Profits. On a Project-by-Project basis, except as otherwise provided in this Article 7, Profits for each fiscal year shall be allocated as follows:

(i) First, to the Member, to the extent of the Losses from such Project allocated to them pursuant to Section 7.1(b)(ii), until the cumulative amounts allocated to each Member pursuant to this Section 7.1(a)(i) for such fiscal year and all prior fiscal years are equal to the cumulative Losses from such Project so allocated to such Member;

(ii) Thereafter, the balance to the Members holding Percentage Interests in such Project, pro rata in accordance with such Percentage Interests.

b. Allocation of Losses. On a Project-by-Project basis, except as otherwise provided in this Article 7, losses for each fiscal year shall be allocated as follows:

(i) First, to the Members to the extent of the Profits from such Project allocated to them pursuant to Section 7.1(a)(ii), until the cumulative amounts allocated to each Member pursuant to this section 7.1(b)(i) for such fiscal year and all prior fiscal years are equal to the cumulative Profits so allocated to such Member; and

(ii) Thereafter, the balance to the Members holding Percentage Interests in such Project, pro rata in accordance with such Percentage Interests.

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7.2 Tax Elections. The following elections shall be made on the appropriate returns of the Company:

a. to adopt the calendar year as the fiscal year;

b. if there is a distribution of Company property as described in Section 734 of the Code or if there is a transfer of a Company interest as described in Section 743 of the Code, upon written request of any Member, to elect, pursuant to Section 754 of the Code, to adjust the basis of Company properties; and

c. to amortize the organizational expenses of the Company ratably over a period of fifteen (15) years or as otherwise permitted by Section 709(b) of the Code.

No election shall be made by the Company or any Member to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state laws. Any other tax elections shall be as determined by the Manager.

7.3 Allocations on Transfer of Interests. All items of income, gain, loss, deduction, and credit allocable to any interest in the Company that may have been transferred shall be allocated between the transferor and the transferee based upon that portion of the calendar year during which each was recognized as owning such interest, without regard to the results of Company operations during any particular portion of such calendar year and without regard to whether cash distributions were made to the transferor or the transferee during such calendar year; however, such allocation shall be made in accordance with a method permissible under Section 706 of the Code and the Treasury Regulations thereunder.

7.4 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company, and the Manager on behalf of the Company, shall not make a distribution to any Member on account of its Company Interest to the extent (if any) that such distribution would violate Section 18-607 of the Act or other applicable law.

7.5 Distributions Upon Liquidation. In the event the Company (or any Member’s interest therein) is “liquidated” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), then any distributions shall be made pursuant to this Section 7.4 to the Members (or such Member, as appropriate) in accordance with Article 6.

7.6 Withholding. Each Member is authorized and directed to withhold from payments, distributions or allocations to any other Member and to pay over to any governmental authority any amount required to be withheld pursuant to the Code or any other governmental requirements, including governmental requirements relating to money laundering and terrorism, with respect to any payment, distribution or allocation to the Company or such other Member and shall allocate any such amounts to such other Member with respect to which such amount was withheld. All amounts so withheld shall be treated as amounts paid or distributed to such other Member and shall reduce the amount otherwise payable or distributable to such other Member for all purposes of this Agreement.

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7.7 § 704(b) Special Allocations and Limitations. The following allocations and limitations shall be applied prior to the allocations in Sections 7.1(a) and (b) in the following order and priority:

a. Minimum Gain Chargeback. Except as otherwise provided in § 1.704-2(f) of the Regulations, and notwithstanding any other provision of this Section 7, if there is a net decrease in Limited Liability Company Minimum Gain during any Limited Liability Company Fiscal Year, each Manager and Members shall be specially allocated items of Limited Liability Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Person’s share of the net decrease in Limited Liability Company Minimum Gain, determined in accordance with Reg. § 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Manager and Member pursuant thereto. The items to be so allocated shall be determined in accordance with § 1.704-2(f)(6) and § 1.704-2(j)(2) of the Regulations. This Section 7.7(a) is intended to comply with the minimum gain chargeback requirement in § 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

b. Member Minimum Gain Chargeback. Except as otherwise provided in § 1.704-2(i)(4) of the Regulations and notwithstanding any other provision of this Section 7, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Limited Liability Company Fiscal Year, each Person who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with § 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Limited Liability Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Person's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Reg. § 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Manager and Member pursuant thereto. The items to be so allocated shall be determined in accordance with § 1.704-2(i)(4) and § 1.704-2(j)(2) of the Regulations. This Section 7.7(b) is intended to comply with the minimum gain chargeback requirement in § 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

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c. Qualified Income Offset. In the event any Person unexpectedly receives any adjustments, allocations, or distributions described in Reg. §§ 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Limited Liability Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Person as quickly as possible, provided that an allocation pursuant to this Section 7.7(c) shall be made if and only to the extent that such Person would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 7.7(c) have been tentatively made as if this Sections 7.7(c) was not in the Agreement. This Section 7.7(c) is intended to be a “qualified income offset” within the meaning of Reg. § 1.704-1(b)(2)(ii)(d)(3) and shall be adjusted, interpreted and applied in a manner consistent with that intent.

d. Gross Income Allocations. In the event any Person has a deficit Capital Account at the end of any Limited Liability Company Fiscal Year after first applying all of the other provisions of this Section 7 which is in excess of the sum of (i) the amount such Person is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Person is deemed to be obligated to restore pursuant to the penultimate sentences of Reg. §§ 1.704-2(g)(1) and 1.704-2(i)(5), each such Person shall be specially allocated items of Limited Liability Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 7.7(d) shall be made only if and to the extent that such Person would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 7.7 have been made as if this Section 7.7(d) were not in the Agreement.

e. Limitations on Losses. The Losses, or any other item of loss, deduction, or expense allocated to any Person pursuant to Section 7.1(b) hereof, shall not exceed the maximum amount of Losses that can be so allocated without causing such Person to have an Adjusted Capital Account Deficit at the end of any fiscal year. In the event some, but not all, of the Manager and/or Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses, the limitations set forth in this Section 7.7(e) shall be applied on a Person-by-Person basis so as to allocate the maximum permissible Losses to each Person under § 1.704-1(b)(2)(ii)(d) of the Regulations. The balance, if any, shall be allocated to the Manager.

f. Nonrecourse Deductions. All Nonrecourse Deductions shall be allocated among the Manager and the Members, pro rata, in accordance with their respective Percentage Interests.

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g. Member Nonrecourse Deductions. All Member Nonrecourse Deductions attributable to a Member Nonrecourse Debt, shall be allocated among the Manager or the Members bearing the Economic Risk of Loss for such debt; provided, however, if more than one Member bears the Economic Risk of Loss for such debt, the Member Nonrecourse Deductions attributable to such debt shall be allocated to and among such Persons, pro rata, in the same proportions that their Economic Risk of Loss bears to one another.

h. Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Limited Liability Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Reg. §§ 1.704-1(b)(2)(iv)(m)(2) or Reg. § 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Manager or Member in complete liquidation of his interest in the Limited Liability Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Manager and the Members in accordance with their interests in the Limited Liability Company in the event that Reg. § 1.704-1(b)(2)(iv)(m)(2) applies, or to the Manager or Member to whom such distribution was made in the event that Reg. § 1.704-1(b)(2)(iv)(m)(4) applies.

i. Curative Allocations. The allocations set forth in Sections 7.7(a), (b), (c), (d), (e), (f), (g), and (h) hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Limited Liability Company income, gain, loss or deduction pursuant to this Section 7.7(i). Therefore, notwithstanding any other provision of this Section 7 (other than the Regulatory Allocations), the Manager shall make such offsetting special allocations of Limited Liability Company income, gain, loss or deduction in whatever manner it determine appropriate so that, after such offsetting allocations are made, each Manager’s and Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Manager or Member would have had if the Regulatory Allocations were not part of the Agreement and all Limited Liability Company items were allocated pursuant to Sections 7.1(a) and (b). In exercising its discretion under this Section 7.7(i), the Manager shall take into account future Regulatory Allocations under Sections 7.1(a), (b) and (c), that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 7.7(d) and (e).

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7.8 Tax Allocations: Code § 704(c).

a. In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Limited Liability Company shall, solely for tax purposes, be allocated among the Manager and the Members so as to take account of any variation between the adjusted basis of such property to the Limited Liability Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value in Section 16.16 hereof).

b. In the event the Gross Asset Value of any Limited Liability Company asset is adjusted pursuant to the definition of Gross Asset Value in Section 16.16, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variations between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as provided in Code Section 704(c) and the Regulations thereunder.

c. For purpose of making the allocations set forth in Sections 7.8(a) and (b) above, the Members agree to use the “traditional method” of making tax allocations as set forth in Section 1.704-3(b) of the Regulations with respect to property contributed to the Limited Liability Company.

7.9 Other Allocation Rules.

a. Tax Consequences. The Members are aware of the income tax consequences of the allocations made by this Section 7 and hereby agree to be bound by the provisions of this Section 7 in reporting their shares of Limited Liability Company income and loss for income tax purposes.

b. Nonrecourse Liabilities. Pursuant to Reg. § 1.752-3(a)(3), the Members agree that any Nonrecourse Liabilities of the Limited Liability Company in excess of the portions thereof allocable under Reg. §§ 1.752-3(a)(1) and (2) shall be allocated among the Members in accordance with their Percentage Interests.

ARTICLE 8

RIGHTS AND DUTIES OF MANAGER

8.1 Management. The business and affairs of the Company shall be managed by its Manager. The Manager shall direct, manage and control the business of the Company and, except as otherwise provided in this Agreement, shall have full and complete authority, power and discretion to make any and all decisions and to do any and all things which the Manager shall deem to be reasonably required in light of the Company’s business and objectives. All Company decisions must be made or approved by the Manager. No other Member shall have any right to participate in the management of the Company except as may be required by the Act. The initial Manager shall be Gregory C. Venn.

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8.2 Liability of Manager and Members. Manager shall exercise its business judgment in managing the business, operations and affairs of the Company. The Manager shall not be liable or obligated to the Company or to the Members for any mistake of fact or judgment for the doing of any act or the failure to do any act by the Manager in conducting the business, operations and affairs of the Company, which may cause or result in any loss or damage to the Company or its Members unless the same is the result of willful misconduct, fraud, gross negligence or bad faith or material breach of this Agreement in the performance of the Manager’s duties hereunder. The Manager does not in any way guaranty the return of the Members’ Capital Contributions or a profit for the Members from the operations of the Company.

8.3 Indemnity of the Manager. To the fullest extent permitted by law, the Manager, its Affiliates and their directors, officers, members, managers, stockholders, employees and other agents and legal representatives (herein referred to as “Indemnitees”) shall, in accordance with this Section 8.4, be indemnified and held harmless by the Company from and against any and all loss, claims, damages, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims (including reasonable legal expenses), demands, actions, suits, or proceedings (civil, criminal, administrative or investigative) in which they may be involved, as a party or otherwise, by reason of their management of the affairs of the Company, by reason of the fact that such Indemnitee is or was an agent of the Company, or by reason of such Indemnitee’s rendering of advice or consultation with respect thereto, or which relate to the Company, its properties, business, or affairs, provided such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct of such Indemnitee was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company or that the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful (unless there has been a final adjudication in the proceeding that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or that the Indemnitee did have reasonable cause to believe that the Indemnitee’s conduct was unlawful). No Indemnitee shall be entitled to indemnification hereunder for any losses, claims or damages primarily arising from its willful misconduct, fraud, gross negligence or bad faith or material breach of this Agreement in the performance of the Manager’s duties hereunder. Expenses (including attorneys’ fees) incurred in defending any proceeding shall be paid by the Company in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company as authorized hereunder. The Members hereby agree to cause and the Manager is hereby authorized to cause the Company to indemnify the Indemnitees as provided in this section.

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8.4 Manager Compensation. The Manager shall not receive compensation for its services as Manager.

article 9

MEETINGS AND ACTIONS OF MEMBERS

9.1 List of Members. Upon written request of any Member, the Manager shall provide a list showing the names, addresses and interests of all Members in the Company.

9.2 Special Meetings; No Annual Meetings. Special meetings of the Members, for any purpose or purposes, may be called by the Manager. No annual meetings of Members are required or permitted.

9.3 Place of Meetings. Manager may designate any place as the place of meeting for any meeting of the Members. If no designation is made, the place of meeting shall be the principal executive office of the Company. Members shall be permitted to attend meetings by telephone or other electronic medium that permits two-way conversation.

9.4 Notice of Meetings. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than thirty (30) days before the date of the meeting, either personally or by mail, by or at the direction of the Manager.

9.5 Meeting Without Notice. If the Members sufficient to obtain the percentage vote required for any action so taken shall meet at any time and place and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting, lawful action may be taken.

9.6 Record Date. the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

9.7 Quorum and Manner of Acting. Members holding a majority of Percentage Interests shall constitute a quorum at a meeting of Members. A Majority Vote shall be the act of the Members, unless otherwise required by the Articles of Organization or by this Agreement.

9.8 Proxies. all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Manager of the Company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

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9.9 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members, for matters which the Members may approve by the express terms of this Agreement, may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by sufficient Members necessary to obtain the vote required pursuant to the terms of this Agreement, and delivered to the Manager of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section 9.9 is effective when sufficient Members necessary to obtain the vote required have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

9.10 Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

9.11 Action by Telephone or Fax. Any action or approval by Manager or Members may be taken by telephone or facsimile transmission.

article 10

WITHDRAWAL

10.1 The Members agree that all Company assets, whether real, personal or mixed, tangible or intangible, shall be owned by the Company as an entity. All assets of the Company shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held. No Member shall, either directly or indirectly, take any action to require partition and, notwithstanding any provisions of applicable law to the contrary, each Member (and each of its legal representatives, successors, or assigns) hereby irrevocably waives any and all rights it may have to maintain any action for partition or to compel any sale with respect to its Company Interest or with respect to any Company property except as expressly provided in this Agreement.

10.2 Notwithstanding any provision of the Act, each Member hereby covenants and agrees that he, she or it has entered into this Agreement based on the expectation that all Members will continue as Members and carry out the duties and obligations undertaken by them hereunder. Except as otherwise expressly required or permitted by this Agreement, including, but not limited to Section 14.1(a), each Member hereby covenants and agrees not to: (i) take any action to file a certificate of dissolution or its equivalent with respect to himself, herself or itself; (ii) take any action that would cause a bankruptcy of such Member, (iii) withdraw or attempt to withdraw from the Company; (iv) exercise any power under the Act to dissolve the Company; (v) transfer all or any portion of his, her or its Company Interest except as expressly provided herein; or (vi) demand a return of such Member’s contributions or profits (or a bond or other security for the return of such contributions of profits), in each case without the consent of the Manager.

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article 11

ADMISSION OF ADDITIONAL OR SUBSTITUTED MEMBERS

Notwithstanding any other provision of this Agreement, upon consultation with the NXCR Board, the Manager shall have the full authority from time to time to admit Additional Members to the Company, and to issue Company Interests to such Additional Members on such terms and for such consideration as the Manager shall determine, provided such Members are employed directly or indirectly by NXCR and have contributed services in some capacity which are beneficial to the applicable Project. If, with respect to a given Project, a new Member is admitted after the Percentage Interests for the Project have been established, the Percentage Interest allocated to the new Member(s) shall dilute the Percentage Interests of the existing Members holding Percentage Interest in such Project on a pro rata basis based on their relative Percentage Interests.

article 12

RESTRICTIONS ON TRANSFER

12.1 Disposition. Except as expressly provided otherwise in this Agreement (including, without limitation, Section 12.2), no Member may sell, exchange or otherwise dispose of any portion of his, her or its Company Interest except with the prior written approval of the Manager. Any attempted transfer or disposition of all or any portion of a Member’s Company Interest, other than strictly in accordance with this Agreement (including, without limitation, Section 12.2), shall be void ab initio and of no force or effect whatsoever.

12.2 Permitted Transferees. Any Member, with the prior written consent of the Manager (which consent may be withheld in the Manager’s sole discretion including, without limitation, where the proposed Transfer will cause the Company to be in default of the provisions of any agreement or instrument to which the Company or any of its Affiliates is a party or may otherwise be subject), may Transfer his, her or its interest in the Company to a Permitted Transferee. For purposes of this Agreement, the term “Permitted Transferee” shall mean (i) trusts for the benefit of the Member, the Member’s spouse and/or the Member’s lineal descendants, so long as the Member at the time of the Transfer and at all times thereafter remains the sole trustee of such trust, or (ii) corporations, limited liability companies, or partnerships that at the time of the Transfer and at all times thereafter are directly or indirectly controlled by the Member and in which the Member, the Member’s spouse or the Member’s lineal descendants and/or trusts as described in subparagraph (ii) own all of the capital and voting interests. The restrictions in this Article 12 and in Article 13 shall continue to be applicable to the interests transferred under this section after such Transfer.

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12.3                            Forfeiture of Company Interest In Certain Circumstances.

a.                   Definitions. For the purposes of this Section:

(i) “NexCore” shall mean NGE Co., an Affiliate of NexCore Group or The Neenan Company.

(ii) “Disability” shall mean the condition or state that any employee or consultant is no longer physically, mentally, or emotionally able to perform his or her normal duties for NexCore, as determined by the Manager acting in good faith. Unless the Company notifies an employee or consultant whose employment for or engagement with NexCore has terminated within ninety (90) days following such termination that the Manager has made a determination of Disability with respect to such employee, the Company shall be deemed to have determined that the employee is not under a Disability. The Member can dispute such deemed determination as to the absence of Disability within sixty (60) days after such ninety (90) day period, in which case the determination shall be made by two licensed Colorado physicians, one designated by the Company and one by the allegedly disabled employee or his legal representative. If these two physicians cannot agree, they shall appoint a third physician and the determination of the majority shall be final, conclusive and binding. All costs so incurred shall be borne equally between the employer involved and the Member. Any determination by such physician(s) of a Disability shall not, however, be determinative of whether or not such employee’s employment was terminated as a result of such Disability.

(iii) “Retirement” shall mean the voluntary termination of employment or engagement by an employee or consultant of NexCore who has (A) either (i) been so employed or engaged by NexCore for a period of ten (10) or more years or (ii) has attained the age of fifty-five (55) years, and (B) is not performing any activities similar to NexCore’s business activities, whether or not in competition with NexCore. Conditions (A) (i) and (ii) are hereby waived for Gregory C. Venn, Peter K. Kloepfer and Robert D. Gross.

(iv) “Termination Without Cause” shall mean the termination by NexCore of the Member’s employment for any reason other than on account of (i) conviction of, plea of nolo contendre to, or formal admission to, a felony, including conviction of, of formal admission to, a misdemeanor the circumstances of which are to the material detriment of NexCore’s reputation whether or not in the performance of duties thereunder as determined in the reasonable judgment of NexCore; (ii) an act of willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement in the performance of the Member’s duties with NexCore; (iii) repeated failure to adhere to the lawful directions of NexCore management or to adhere to NexCore’s lawful policies and practices; (iv) continued failure to substantially perform the Member’s duties properly assigned to him after demand for substantial performance is delivered by NexCore specifically identifying the manner in which NexCore management believes the Member has not substantially performed his duties; or (v) breach in any material respect of the terms and provisions of this Agreement or any other agreement entered into in conjunction with the Member’s employment with NexCore (including any separately executed employment agreement, non-disclosure, non-compete and/or non-solicitation agreement entered into between the Member and NexCore) and failure to cure such breach within thirty (30) days following written notice from NexCore specifying such breach.

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b.                  Forfeiture of Company Interest. If, at any time, any Member ceases to be an employee or consultant of NexCore for any reason other than such employee’s or consultant’s death, Disability, Retirement or Termination Without Cause, then:

(i) such Member shall automatically cease to be a Member of the Company and such Member’s Company Interest shall be deemed to have been forfeited;

(ii) such Member shall thereafter have no right to receive any distributions, whether of profits, capital or otherwise, or to be allocated any profits or losses of the Company with respect to any Project in which such Member holds a Percentage Interest unless such Project has been sold prior to the date of forfeiture; except that, where such Member has made any Capital Contributions, such Member shall be entitled to receive the excess, if any, of the amount of such Capital Contributions over the aggregate of all distributions to such Member pursuant to Article 6.

In addition to the foregoing, where an affected employee’s employment or consultant’s engagement with NexCore was terminated by reason of Disability or Retirement, if at any time after such termination, such employee or consultant performs any activities similar to the type of business activities conducted by NexCore, whether or not in competition with NexCore, such affected Member shall automatically cease to be a Member and such affected Member’s Company Interest shall be deemed to have been forfeited as though such employee’s employment or consultant’s engagement was terminated for a reason other than death, Disability or Retirement as of the date such activities were first performed, regardless of the time at which the Company or any of the Members first learn about such activities.

c.                   Reallocation of Forfeited Interest. If a Member’s Company Interest is forfeited under Section 12.3(b), the Manager, upon consultation with the NXCR Board, shall reallocate the forfeited Company Interest amongst the other Members and/or to any newly-admitted Members in such approved amounts.

12.4 Death, Dissolution or Incompetency of a Member. Upon the death, dissolution, bankruptcy or incompetency of a Member, his, her or its successors in interest, heirs, assigns or legal representatives shall continue to hold such Member’s interest as a Transferee unless and until the requirements of Article 11 have been met.

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12.5 Limitations. Notwithstanding any other provision of this Agreement, as to any Transfer under this Article 12, the Manager shall impose such conditions of Transfer, the performance of such acts, and the rendering of such covenants or undertakings by the Transferor and the Transferee of such interest, as counsel for the Company may reasonably determine to be necessary (i) to avoid the violation of any federal and state securities laws with respect to any such Transfer, (ii) to evidence the Transferee’s agreement to be bound by all terms and provisions hereof (including the obligations, if any, of the Transferring Member to contribute capital under the terms of this Agreement), (iii) to evidence the intent of the Transferee to purchase such interest with a view to investment, and not with a view to further distribution thereof, and (iv) to avoid causing the Company to qualify as a “publicly traded partnership,” as that term is defined in the Code. The Transferring Member shall not be released from any obligations under this Agreement without the consent of the Manager. Any Member that Transfers a Company Interests shall notify the Company of the Transfer in writing within thirty (30) days of the Transfer, or, if earlier, by March 31 following the Transfer, and must include the names and addresses of the Transferor and Transferee, the taxpayer identification numbers of the Transferor and Transferee, if known, and the date of the Transfer.

article 13

ENCUMBRANCE OF COMPANY INTEREST

No Member shall have the right to pledge, mortgage, encumber, assign for security purposes or hypothecate his, her or its, or any portion of his, her or its, Company Interest at any time except with the written consent of the Manager. Such violation shall afford the Company the right and option to void any such pledge, mortgage, encumbrance, assignment or hypothecation at any time after it becomes aware of such violation. The right to invalidate such transaction shall be exercised by serving written notice upon the creditor or other third party and upon the Member who violated this provision, and the invalidation shall be effective upon such notice. If a Member violates this provision, he, she or it agrees to hold harmless and indemnify the other Members and the Company from all costs and expenses, including attorneys’ fees, incurred in regard thereto or as the result of the taking of action pursuant to this Article 13. Moreover, such Member shall not be entitled to vote or receive distributions or any other benefits.

article 14

DISSOLUTION AND TERMINATION

14.1 Dissolution.

a. Dissolution Events. The Company shall be dissolved upon the occurrence of any of the following events:

(i) the decision of the Manager; or

(ii) as otherwise provided by the Act.

b. Liquidating Member. Upon dissolution of the Company, the Manager shall be the Liquidating Member.

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14.2 Winding Up, Liquidation and Distribution of Assets.

a. Final Accounting. Upon dissolution, an accounting shall be made by the Company’s accountants of the accounts of the Company and of the Company’s assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Liquidating Member shall immediately proceed to wind up the affairs of the Company.

b. Procedure and Distributions on Winding Up. If the Company is dissolved and its affairs are to be wound up, the Liquidating Member shall:

(1) sell or otherwise liquidate all of the Company’s assets as promptly as practicable (except to the extent the Liquidating Member(s) may determine to distribute any assets to the Members in kind);

(2) allocate any Profits or Losses resulting from such sales to the Members’ Capital Accounts in accordance with Article 7;

(3) cause liabilities of the Company to be paid in the following order:

(i) liabilities to creditors, in the order of priority as provided by law, except those to Members of the Company on account of their Capital Contributions; provided, however, that the Liquidating Member shall first pay, to the extent permitted by law, liabilities with respect to which any Member or Affiliate is or may be personally liable; and provided further, however, that the Company shall not be required to repay any indebtedness to which the Members consent to take their distributions subject to, or which the Members may, and agree to, assume; and

(ii) to the setting up of such reserves as the Liquidating Member may deem reasonably necessary for any undetermined, contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the Company business; provided, however, that any such reserves will be held by the Liquidating Member in trust for the purposes of disbursing such reserves in payment of any of such contingencies and, at the expiration of such period as the Liquidating Member shall deem advisable, to distribute the balance thereafter remaining in the manner provided below; and

(4) Distribute the balance, if any, to and among the Members in accordance with the positive balances in their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods strictly in accordance with this Agreement.

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c. Certificate of Cancellation. Upon the dissolution and the completion and winding up of the Company, the Liquidating Member shall execute and file with the Office of the Secretary of State of the State of Delaware a Certificate of Cancellation cancelling the Certificate of Formation of the Company.

14.3 Deemed Distributions and Recontributions. Notwithstanding any other provision of this Article 14 in the event the Company or any Company Interest is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but either no Dissolution Event has occurred or the Company has not made the distributions required by Regulations Section 1.704-1(b)(2)(ii)(b)(2) by the time required by such Section, then the Company’s properties shall not be liquidated by such time, the Company’s liabilities shall not be paid or discharged by such time, and the Company’s affairs shall not be wound up by such time. Instead, for Federal income tax purposes and for purposes of maintaining Capital Accounts pursuant to this Agreement, the Company shall be deemed to have distributed its properties in kind to the Members, immediately before the expiration of such time, and the Members shall be deemed to have taken such properties subject to Company liabilities, all in proportion to the respective Capital Accounts of the Members. The Members shall be deemed to have recontributed the Company properties in kind to the Company immediately after such deemed distribution, and the Company shall be deemed to have taken such properties subject to all such liabilities. No rights of any creditor of either the Company or any Member shall be changed in any respect on account of any deemed distribution and recontribution under this or any other Section of this Agreement.

14.4 Winding Up. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contribution of each Member, such Member shall have no recourse against any other Member except as expressly provided for in this Agreement (or in any separate written agreement to which such Members are a party). The winding up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Liquidating Member, who is hereby authorized to take all actions necessary to accomplish such distribution, including, without limitation, selling any Company assets the Liquidating Member deems necessary or appropriate to sell. The Liquidating Member shall determine whether to sell any assets of the Company in connection with such termination, or to distribute any portion thereof in kind. Any property distributed in kind in the liquidation shall be treated as provided in the definition herein of “Gross Asset Value”. Each of the Members shall be furnished with a statement prepared by the Liquidating Member setting forth the assets and liabilities of the Company on the date of complete liquidation. Upon compliance with the foregoing manner of distribution, all Members shall be relieved of the burdens and benefits of their association hereunder.

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article 15

NOTICES AND ADDRESSES

Any and all notices, elections, offers, acceptances and demands made or required to be made under this Agreement shall be made in writing, signed by the party giving such notice, election, offer, acceptance or demand and shall be deemed to have been effectively given if delivered personally, or via facsimile, or sent by registered or certified mail, or sent by a nationally recognized reliable overnight express service to the other parties at the following addresses or at such other address as may be supplied in writing to the other parties from time to time:

All notices to the Company or the Manager shall be addressed to such party and delivered to:

℅ NexCore Group LP

1621 18th Street

Suite 250

Denver, Colorado 80202

Attn: Chief Financial Officer

Fax: 303-244-0720

All notices to the Members shall be delivered to the addresses specified on Exhibit A attached hereto (or the most current address held for such Member by the Company).

All notices shall be deemed effective at the time of personal delivery or facsimile, one day following delivery to a nationally recognized overnight express courier service, or on the date set forth on the receipt for registered or certified mail, as applicable, except that if delivery by U.S. Mail is not completed upon the first attempt, second notice shall be mailed and shall be deemed effective upon the date of mailing.

article 16

DEFINITIONS

The following definitions apply to the terms used in this Agreement:

16.1                            Act. The Delaware Limited Liability Company Act as the same may be amended from time to time.

16.2                            Additional Capital Contributions. The meaning in Section 6.2.

16.3                            Additional Member. Any person other than the Members at the time of execution of this Agreement who is admitted to the Company as a Member, and who acquires his Company Interest in exchange for a Capital Contribution and not by Transfer from another Person.

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16.4                            Adjusted Capital Account Deficit. With respect to any Person, the deficit balance, if any, in such Person's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

a.                   Credit to such Capital Account any amounts which such Person is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Reg. §§ 1.704-2(g)(1) and 1.704-2(i)(5); and

b.                  Debit to such Capital Account the items described in Reg. §§ 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Reg. § 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

16.5                            Affiliate. Of any Person means:

a.                   any other Person who controls that Person;

b.                  any other Person whose outstanding equity interests are controlled by that Person or that Person’s Affiliate(s);

c.                   any other Person owning, owned by or under common ownership with that Person;

d.                  any officer, director, manager or general partner of that Person;

e.                   any entity for which that Person or an Affiliate of that Person acts as an officer, director, manager or general partner; and

f.                   any other Person related to that Person by blood, adoption or marriage.

For purposes of this Agreement, “control” means the direct or indirect ownership of at least fifty percent (50%) of the equity interests or profits interests of another Person or the right to direct the management policies of such other Person. The term “Affiliated” shall mean the Persons referenced are Affiliates of each other.

16.6                            Agreement. This Limited Liability Company Agreement as amended and in effect from time to time.

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16.7                            Capital Account. A separate capital account (each a “Capital Account”) shall be maintained for each Member in accordance with the rules of Code Section 704 and Treasury Regulation Section 1.704-1(b)(2)(iv). To the extent consistent with such Treasury Regulations, the adjustments to such accounts shall include the following:

a.                   There shall be credited to each Member’s Capital Account the amount of any cash actually contributed by such Member to the capital of the Company, the fair market value of any property contributed by such Member to the capital of the Company, the amount of liabilities of the Company assumed by the Member or to which property distributed to the Member was subject and such Member’s share of the net profits of the Company and of any items in the nature of income or gain separately allocated to the Members; and there shall be charged against each Member’s Capital Account the amount of all cash distributions to such Member, the fair market value of any property distributed to such Member by the Company, the amount of liabilities of the Member assumed by the Company or to which property contributed by the Member to the Company was subject and such Member’s share of the net losses of the Company and of any items in the nature of losses or deductions separately allocated to the Members; and

b.                  In the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

16.8                            Capital Contribution. A Member’s contribution of capital, including in the case of NexCore any Additional Capital Contributions.

16.9                            Cash Available For Distribution. For any period, on a Project-by-Project basis, the excess, if any, of (a) gross revenues (including all distributions received from NexCore Development) with respect solely to such period, for such Project, over (b) the sum of the following (without duplication) for such period: (i) all operating expenses; (ii) all other cash expenditures made by the Company during such period; and (iii) the amount of any reserves with respect to the Company established or increased during such period, for such Project.

16.10                        Certificate of Formation. The Certificate of Formation of the Company filed with the Delaware Secretary of State, as amended from time to time.

16.11                        Code. The Internal Revenue Code of 1986, as the same may be amended from time to time and any other revenue law or act enacted in substitution therefor.

16.12                        Company. The Limited Liability Company specifically identified in Article 2 of this Agreement.

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16.13                        Company Interest. As to any Member or Transferee, his, her or its rights in the Company, in accordance with the terms of this Agreement.

16.14                        Company Property. All real and personal property acquired by the Company and any improvements thereto, including both tangible and intangible property.

16.15                        Depreciation. For each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

16.16                        Gross Asset Value. With respect to any Company asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

a.                   The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset as of the date of such contribution, as determined by the contributing Member and the Company.

b.                  The Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company Assets as consideration for an interest in the Company if the Manager determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company; (iii) the liquidation of the Company within the meaning of Regulation § 1.704-1(b)(2)(ii)(g); and (iv) the grant of a Company Interest (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member or by a new Member.

c.                   The Gross Asset Value of any asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution as determined by the Manager or the Liquidating Member (in the case of a distribution in connection with a liquidation of the Company) and the Member receiving such asset.

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d.                  The Gross Asset Value of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code § 734(b) or Code § 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation § 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this Paragraph (d) of this Section to the extent the Manager determines that an adjustment pursuant to Paragraph (d) of this Section is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Paragraph (d) of this Section.

If the Gross Asset Value of an asset has been determined or adjusted pursuant to Paragraphs 16.32(a), (b) or (c) of this Section, such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

16.17                        Initial Capital Contributions. The initial Capital Contributions made by the Members referred to in Section 5.1.

16.18                        Limited Liability Company Minimum Gain. The meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

16.19                        Liquidating Member. That Member or other Person designated upon the dissolution and winding up of the Company to liquidate the Company assets and the Company business pursuant to Article 14.

16.20                        Liquidation. With respect to a Member’s interest in the Limited Liability Company shall mean and be deemed to occur upon the earlier of (1) the date upon which the Limited Liability Company is terminated under Section 708(b)(1) of the Code, (2) the date upon which the Limited Liability Company ceases to be a going concern (even though it may continue in existence for the limited purpose of winding up its affairs, paying its debts and distributing any remaining Limited Liability Company properties to the Members), or (3) the date upon which there is a liquidation of the Members’ interest in the Limited Liability Company (but the Limited Liability Company is not terminated) under Section 1.761-1(d) of the Regulations. “Liquidation” of the Limited Liability Company shall mean and be deemed to occur upon the earlier of (a) the date upon which the Limited Liability Company is terminated under Section 708(b)(1) of the Code; or (b) the date upon which the Limited Liability Company ceases to be a going concern (even though it may continue in existence for the limited purpose of winding up its affairs, paying its debts and distributing any remaining Limited Liability Company properties to the Members).

16.21                        Manager. Gregory C. Venn.

16.22                        Member Nonrecourse Debt. The meaning set forth in Section 1.704-2(b)(4) of the Regulations.

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16.23                        Member Nonrecourse Debt Minimum Gain. The amount with respect to each Member Nonrecourse Debt equal to the Limited Liability Company Minimum Gain that would result if such Member Nonrecourse Debt is treated as a Nonrecourse liability determined in accordance with Section 1.704-2(i)(3) of the Regulations.

16.24                        Member Nonrecourse Deductions. The meaning set forth in Section 1.704-2(i)(1) and (2) of the Regulations.

16.25                        Members. The Persons identified on the attached Exhibit A and any other Person or Persons from time to time admitted to the Company as Additional or Substituted Member(s) in accordance with the terms and provisions of this Agreement. The term “Member” shall be deemed to include a reference to any Transferee of a Member (whether or not yet admitted to the Company as a Substituted Member).

16.26                        NexCore. The meaning given in the caption to this Agreement.

16.27                        Nonrecourse Deductions. The meaning as set forth in Section 1.704-2(b)(1) of the Regulations.

16.28                        Nonrecourse Liability. The meaning as set forth in Section 1.704-2(b)(3) of the Regulations.

16.29                        Percentage Interest. As to the Members executing this Agreement, on a Project-by-Project basis, the respective percentages set out opposite their names respectively in Exhibit A attached hereto under “Percentage Interest”, and as to any Transferee, or Substituted or Additional Member, the percentage interest acquired by him, her or it upon becoming a Member or Transferee.

16.30                        Permitted Transferee. The meaning given in Section 12.2.

16.31                        Person. An individual or an entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust or business association. When a Person is an entity, the words “he”, “she”, “his”, and “her” and similar words shall include or refer to “it” and “its” and similar words.

16.32                        Profits and Losses. For each taxable year or other period, an amount equal to the Company’s taxable income or loss, respectively, for such taxable year or other period, determined in accordance with Code § 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code § 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

a.                   The computation of all items of income, gain, loss and deduction shall include tax-exempt income and those items described in Regulation § 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

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b.                  If the Gross Asset Value of any Company property is adjusted pursuant to Regulation § 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property (provided, that if the Gross Asset Value of any Company property is adjusted pursuant to Regulation § 1.704-1(b)(2)(iv)(f)(5)(i), the allocation of gain or loss shall be made immediately prior to the related acquisition of the interest in the Company).

c.                   Items of income, gain, loss or deduction attributable to the disposition of Company property having a Gross Asset Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Gross Asset Value of such property.

d.                  Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Gross Asset Value that differs from its adjusted basis for tax purposes shall be computed by reference to such property’s Gross Asset Value in accordance with Regulation § 1.704-1(b)(2)(iv)(g).

e.                   To the extent an adjustment to the adjusted tax basis of any Company property pursuant to Code §§ 732(d), 734(b) or 743(b) is required, pursuant to Regulation § 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

16.33                        Project. Any existing project or future project.

16.34                        Section 704(c) Allocation. An allocation of income or gain to the Manager or to any Member for any Fiscal Year pursuant to Section 704(c) and Reg. § 1.704-3.

16.35                        Substituted Member. Any Person admitted to the Company as a Member and who acquires his Company Interest by Transfer from another Person.

16.36                        Tax Matters Partner. That Member designated as the Tax Matters Partner pursuant to Section 4.6.

16.37                        Transfer and Transferred. Either of the following:

a.                   the passage of a legal or equitable interest in a Company Interest pursuant to a sale, exchange, gift, assignment, pledge, foreclosure or other conveyance, disposition or encumbrance, and including, without limitation, the passage of a legal or equitable interest in the Company by judicial order, bequest, devise interstate succession or other operation of law; or

b.                  any event or series of events or other circumstances (including, without limitation, death, incompetence or divorce) pursuant to which a Transferee who was a Permitted Transferee at the time of Transfer thereto ceases to meet the requirements of a Permitted Transferee.

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16.38                        Transferee. A Person who acquires by a Transfer all or part of any Company Interest. Such Person shall have a Company Interest of a Transferee unless such Person becomes a Substituted Member in accordance with the terms of this Agreement.

16.39                        Transferor. A Member who Transfers, or who proposes to Transfer, all or any portion of his, her or its Company Interest.

16.40                        Treasury Regulations. The Treasury Regulations from time to time in effect under the Code.

article 17

MISCELLANEOUS

17.1 Counterparts and facsimile. This Agreement may be executed in several counterparts which may be executed by telefacsimile, each of which shall for all purposes be deemed an original and all of such counterparts, taken together, shall constitute one and the same Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or to the same counterpart.

17.2 Jurisdiction and Venue; Waiver of Jury Trial. Any process in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or any Member’s performance hereof may be served personally or, to the extent permitted by law, by certified mail at that Member’s address for receipt of notices hereunder with the same effect as though served on such Member personally. Each of the Members hereby irrevocably submits in any suit, action or proceeding arising out of or relating to this Agreement or any Member’s performance hereof or rights or obligations hereunder to the jurisdiction of the federal and state courts of the State of Delaware and waives any and all objections to the jurisdiction of, or venue in, such court that such Member may have under applicable laws. Each of the Members waives trial by jury in any litigation, suit or proceeding among them in any court with respect to, in connection with or arising out of this Agreement, or the validity, interpretation or enforcement thereof.

17.3 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby.

17.4 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

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17.5. Amendments. Amendments may be made to this Agreement from time to time by the Manager as it shall determine necessary for purposes of continuing to qualify the Company as a limited liability company under the laws of the State of Delaware and as a partnership, as opposed to an association taxable as a corporation, for purposes of federal and state income tax law. In addition, the Manager is hereby authorized to amend and replace Exhibit A attached hereto to reflect any adjustments required to be made to the Percentage Interests to any provisions of this Agreement without the approval of the Members. In all other respects, amendments to this Agreement may be made by the Manager; provided, however, that an amendment that adversely affects a particular Member’s allocations of Profit and Loss, rights to distributions or Capital Account balance (except to the extent pursuant to the terms of this Agreement), shall require that Member’s consent (any dilution of such rights resulting from the admission of Additional Members and affecting all Members pro rata being agreed not to have such an adverse effect). The Certificate of Formation may be amended by the Manager in any manner not inconsistent with this Agreement.

17.6 Benefits and Burdens. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, personal representatives, successors and assigns of the respective Members.

17.7 Entire Agreement. This Agreement represents the entire agreement between the parties and their Affiliates with respect to the subject matter thereof, and supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the parties and their Affiliates relating to the subject matter of this Agreement. The attached Exhibit(s) is/are incorporated herein by reference.

17.8 Captions. Paragraph titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

17.9 Construction of Terms. Whenever required by the context hereof, the singular shall include the plural, and vice versa; and the masculine gender shall include the feminine and neuter genders, and vice versa.

17.10 Severability. If any portion of this Agreement is declared by a court of competent jurisdiction to be void or unenforceable, such portion shall be deemed severed from the Agreement and the balance of the Agreement shall remain in effect.

17.11 Choice of Law. The conduct of the Company affairs and the relationship of the Members to the Company and to each other shall be governed by the laws of the State of Delaware, without regard to conflict principles, and this Agreement shall be construed consistent therewith.

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17.12 Attorneys’ Fees. Any party breaching this Agreement shall be liable to the other parties to this Agreement and the Company for all reasonable costs incurred in enforcing the terms of this Agreement including, but not limited to, reasonable attorney fees, arbitration fees, expert fees, and court costs all in addition to any other remedies or damages available at law or in equity.

17.13 Subscription Agreement. This Agreement will control over any inconsistency between the Subscription Agreement, if any, of any Member and the terms of this Agreement.

17.14 Confidentiality. Except to the extent disclosure is required to comply with securities laws or the order of any court, the Members shall maintain all information regarding the business and affairs of the Company on a confidential basis and shall not disclose such information to third parties (other than its legal counsel and accountants) except to the extent such disclosure is required in the furtherance of the Company’s business.

17.15 Tax Return. The Manager shall cause a complete tax return for both state and federal purposes to be prepared at the expense of the Company.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK. THE SIGNATURE PAGE(S) FOLLOW(S).]

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IN WITNESS WHEREOF, this Limited Liability Company Agreement has been executed by or on behalf of the Manager and the Members signing below.

MANAGER:

By: /s/ Gregory C. Venn

Name: Gregory C. Venn

MEMBERS:

[SEE ATTACHED SIGNATURE PAGES]

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MEMBER SIGNATURE PAGE TO
EQUITY PARTICIPATION LLC AGREEMENT

Percentage Interest SCH Project	Percentage Interest SAN Project	Percentage Interest STA Project
35.0%	35.0%	35.0%

By: /s/ Gregory C. Venn

Name: Gregory C. Venn

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MEMBER SIGNATURE PAGE TO
EQUITY PARTICIPATION LLC AGREEMENT

Percentage Interest SCH Project	Percentage Interest SAN Project	Percentage Interest STA Project
31.7%	31.7%	31.7%

By: /s/ Peter K. Kloepfer

Name: Peter K. Kloepfer

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MEMBER SIGNATURE PAGE TO
EQUITY PARTICIPATION LLC AGREEMENT

Percentage Interest SCH Project	Percentage Interest SAN Project	Percentage Interest STA Project
16.7%	16.7%	16.7%

By: /s/ Robert D. Gross

Name: Robert D. Gross

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MEMBER SIGNATURE PAGE TO
EQUITY PARTICIPATION LLC AGREEMENT

Percentage Interest SCH Project	Percentage Interest SAN Project	Percentage Interest STA Project
2.5%	1.0%	1.0%

By: /s/ Robert E. Lawless

Name: Robert E. Lawless

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